                                           CENTER FINANCIAL CORPORATION
                                         Computation of Earnings Per Share
                            For the six months and quarters ended June 30, 1996 and 1995


                                                                  Three months ended           Six months ended
                                                                       June 30,                    June 30,
                                                              ------------------------    -------------------------
                                                                   1996         1995           1996          1995
                                                              ------------  -----------   ------------  ------------
Earnings Per Common Share as Reported
Net income                                                    $  8,037,000  $ 5,603,000   $ 13,429,000  $ 10,201,000
                                                              ------------  -----------   ------------  ------------

Weighted average shares outstanding                             14,957,763   14,275,977     14,928,977    14,263,835
                                                              ------------  -----------   ------------  ------------

Net income per common share                                   $       0.54  $      0.39   $       0.90  $       0.72
                                                              ------------  -----------   ------------  ------------


Primary Earnings Per Share
Net income                                                    $  8,037,000  $ 5,603,000   $ 13,429,000  $ 10,201,000
                                                              ------------  -----------   ------------  ------------

Weighted average shares outstanding                             15,309,907   14,590,360     15,304,833    14,546,513
                                                              ------------  -----------   ------------  ------------

Net income per common share                                   $       0.52  $      0.38   $       0.88  $       0.38
                                                              ------------  -----------   ------------  ------------


Fully-diluted Earning Per Share
Net income                                                    $  8,037,000  $ 5,603,000   $ 13,429,000  $ 10,201,000
                                                              ------------  -----------   ------------  ------------

Weighted average shares outstanding                             15,365,372   14,546,629     15,365,372    14,590,776
                                                              ------------  -----------   ------------  ------------

Net income per common share                                   $       0.52  $      0.38   $       0.87  $       0.69
                                                              ------------  -----------   ------------  ------------
